EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 par value per share, of NewStar Financial, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.  This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated as of December 7, 2007.

CORSAIR CAPITAL LLC

By:	/s/ Amy M. Soeda
	Name:	Amy M. Soeda
	Title:	Chief Financial Officer

CORSAIR III FINANCIAL SERVICES CAPITAL PARTNERS, L.P.

By:	Corsair III Management, L.P., as General Partner
By:	Corsair Capital LLC, as General Partner

By:	/s/ Amy M. Soeda
	Name:	Amy M. Soeda
	Title:	Chief Financial Officer

J.P. MORGAN CORSAIR II CAPITAL PARTNERS, L.P.

By:	Corsair II, L.P., as General Partner
By:	Corsair II, L.L.C., as General Partner

By:	/s/ Amy M. Soeda
	Name:	Amy M. Soeda
	Title:	Chief Financial Officer